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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 26, 2014
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On June 26, 2014, the Board of Directors of The Walt Disney Company (the “Company”) adopted an amendment to Article II, Section 3 of the Amended and Restated Bylaws of the Company (the “Bylaws”) to set forth procedures relating to the calling of a special shareholders meeting at the request of shareholders meeting the requirement to have held Net Long Shares (as defined in the Bylaws) representing at least 25% of the outstanding shares of the Company’s common stock for at least one year. The amendments set forth: requirements as to the form of a request for a meeting; the information required to be furnished by shareholders in connection with a request; requirements relating to the timing of a request; the means of withdrawing a request; the date a meeting is to be held pursuant to a request; and the appropriate scope of business at any meeting held pursuant to a request. The Board also adopted conforming amendments to Article II, Section 10 of the Bylaws.
The foregoing description is qualified by reference to the terms of the Amended and Restated Bylaws of the Company, which are filed herewith as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Exhibits

3.1    Amended and Restated Bylaws of the Company

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: June 27, 2014